Exhibit 99(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2004		2003
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ASSETS
Cash and due from banks	$10,701	10,564	11,479	11,178	13,088
Interest-bearing bank balances	2,059	5,881	2,308	3,664	7,539
Federal funds sold and securities purchased under resale agreements	21,970	23,845	24,725	22,491	13,854

Total cash and cash equivalents	34,730	40,290	38,512	37,333	34,481

Trading account assets	39,659	36,893	34,714	36,392	40,436
Securities	102,934	104,203	100,445	87,176	73,764
Loans, net of unearned income	172,917	167,303	165,571	165,925	162,833
Allowance for loan losses (a)	(2,331)	(2,338)	(2,348)	(2,474)	(2,510)

Loans, net (a)	170,586	164,965	163,223	163,451	160,323

Premises and equipment	4,522	4,620	4,619	4,746	4,635
Due from customers on acceptances	703	605	854	732	1,074
Goodwill	11,481	11,233	11,149	11,094	10,907
Other intangible assets	1,045	1,150	1,243	1,353	1,321
Other assets	52,781	47,181	46,429	46,647	37,538

Total assets (a)	$418,441	411,140	401,188	388,924	364,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	51,613	49,018	48,683	45,493	48,081
Interest-bearing deposits	191,767	183,320	172,542	158,002	153,211

Total deposits	243,380	232,338	221,225	203,495	201,292
Short-term borrowings	66,360	65,452	71,290	65,474	49,123
Bank acceptances outstanding	708	613	876	743	1,078
Trading account liabilities	20,327	21,956	19,184	23,959	25,141
Other liabilities (a)	15,321	15,564	16,945	22,800	17,481
Long-term debt	37,022	39,352	36,730	37,541	37,051

Total liabilities (a)	383,118	375,275	366,250	354,012	331,166

Minority interest in net assets of consolidated subsidiaries	2,677	2,528	2,510	2,099	849

STOCKHOLDERS' EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at June 30, 2004	—	—	—	—	—
Common stock, $3.33 1/3 par value; authorized 3 billion shares, outstanding 1.309 billion shares at June 30, 2004	4,365	4,372	4,374	4,427	4,440
Paid-in capital	17,920	17,869	17,811	17,882	17,784
Retained earnings	9,890	9,382	8,904	8,829	8,106
Accumulated other comprehensive income, net	471	1,714	1,339	1,675	2,134

Total stockholders’ equity	32,646	33,337	32,428	32,813	32,464

Total liabilities and stockholders’ equity (a)	$418,441	411,140	401,188	388,924	364,479

(a)	As of June 30, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses to other liabilities. Amounts presented prior to the second quarter of 2004 have been reclassified to conform to the presentation in the second quarter of 2004.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2004		2003
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
INTEREST INCOME
Interest and fees on loans	$2,316	2,335	2,357	2,352	2,391
Interest and dividends on securities	1,110	1,141	1,104	885	900
Trading account interest	237	197	189	174	182
Other interest income	356	326	301	301	223

Total interest income	4,019	3,999	3,951	3,712	3,696

INTEREST EXPENSE
Interest on deposits	654	648	568	534	619
Interest on short-term borrowings	316	299	311	317	303
Interest on long-term debt	211	191	195	208	234

Total interest expense	1,181	1,138	1,074	1,059	1,156

Net interest income	2,838	2,861	2,877	2,653	2,540
Provision for credit losses	61	44	86	81	195

Net interest income after provision for credit losses	2,777	2,817	2,791	2,572	2,345

FEE AND OTHER INCOME
Service charges	489	471	436	439	426
Other banking fees	293	259	241	257	248
Commissions	682	792	778	765	468
Fiduciary and asset management fees	675	679	672	662	474
Advisory, underwriting and other investment banking fees	197	192	213	191	220
Trading account profits (losses)	39	74	5	(46)	49
Principal investing	15	38	(13)	(25)	(57)
Securities gains (losses)	36	2	(24)	22	10
Other income	173	250	296	351	320

Total fee and other income	2,599	2,757	2,604	2,616	2,158

NONINTEREST EXPENSE
Salaries and employee benefits	2,164	2,182	2,152	2,109	1,748
Occupancy	224	229	244	220	190
Equipment	253	259	285	264	238
Advertising	48	48	56	38	34
Communications and supplies	157	151	156	159	140
Professional and consulting fees	126	109	146	109	105
Other intangible amortization	107	112	120	127	131
Merger-related and restructuring expenses	102	99	135	148	96
Sundry expense	306	467	472	396	319

Total noninterest expense	3,487	3,656	3,766	3,570	3,001

Minority interest in income of consolidated subsidiaries	45	57	63	55	16

Income before income taxes and cumulative effect of a change in accounting principle	1,844	1,861	1,566	1,563	1,486
Income taxes	592	610	466	475	454

Income before cumulative effect of a change in accounting principle	1,252	1,251	1,100	1,088	1,032
Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	17	—

Net income	1,252	1,251	1,100	1,105	1,032
Dividends on preferred stock	—	—	—	—	1

Net income available to common stockholders	$1,252	1,251	1,100	1,105	1,031

PER COMMON SHARE DATA
Basic
Income before change in accounting principle	$0.96	0.96	0.84	0.83	0.77
Net income	0.96	0.96	0.84	0.84	0.77
Diluted
Income before change in accounting principle	0.95	0.94	0.83	0.82	0.77
Net income	0.95	0.94	0.83	0.83	0.77
Cash dividends	$0.40	0.40	0.35	0.35	0.29
AVERAGE COMMON SHARES
Basic	1,300	1,302	1,311	1,321	1,333
Diluted	1,320	1,326	1,332	1,338	1,346

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (a)

(Unaudited)

	Six Months Ended June 30,
(In millions, except per share data)	2004	2003
INTEREST INCOME
Interest and fees on loans	$4,651	4,798
Interest and dividends on securities	2,251	1,839
Trading account interest	434	361
Other interest income	682	419

Total interest income	8,018	7,417

INTEREST EXPENSE
Interest on deposits	1,302	1,258
Interest on short-term borrowings	615	591
Interest on long-term debt	402	491

Total interest expense	2,319	2,340

Net interest income	5,699	5,077
Provision for credit losses	105	419

Net interest income after provision for credit losses	5,594	4,658

FEE AND OTHER INCOME
Service charges	960	856
Other banking fees	552	481
Commissions	1,474	886
Fiduciary and asset management fees	1,354	943
Advisory, underwriting and other investment banking fees	389	365
Trading account profits	113	126
Principal investing	53	(101)
Securities gains	38	47
Other income	423	621

Total fee and other income	5,356	4,224

NONINTEREST EXPENSE
Salaries and employee benefits	4,346	3,447
Occupancy	453	387
Equipment	512	472
Advertising	96	66
Communications and supplies	308	283
Professional and consulting fees	235	205
Other intangible amortization	219	271
Merger-related and restructuring expenses	201	160
Sundry expense	773	615

Total noninterest expense	7,143	5,906

Minority interest in income of consolidated subsidiaries	102	25

Income before income taxes	3,705	2,951
Income taxes	1,202	892

Net income	2,503	2,059
Dividends on preferred stock	—	5

Net income available to common stockholders	$2,503	2,054

PER COMMON SHARE DATA
Basic earnings	$1.92	1.54
Diluted earnings	1.89	1.53
Cash dividends	$0.80	0.55
AVERAGE COMMON SHARES
Basic	1,301	1,334
Diluted	1,323	1,346

(a)	Amounts presented in the six months ended June 30, 2003, have been reclassified to conform to the presentation in the six months ended June 30, 2004.